SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 1997







                       TransAct Technologies Incorporated
             (Exact name of registrant as specified in its charter)



               Delaware                       0-21121             06-1456680
     (State or other jurisdiction        (Commission File     (I.R.S. Employer
          of incorporation)                   Number)        Identification No.)



              7 Laser Lane, Wallingford, CT                          06492
         (Address of principal executive offices                  (Zip Code)



                                 (203) 269-1198
              (Registrant's telephone number, including area code)



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Item 5.  Other Event

         On  March  31,  1997,  Tridex  Corporation   ("Tridex")   effected  the
previously announced pro rata distribution to its shareholders of record of 5,400,000 shares, or approximately 80.3%, of the outstanding common stock of TransAct Technologies Incorporated ("TransAct") held by Tridex. As a result, effective April 1, 1997, TransAct is no longer a subsidiary of Tridex.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  TRANSACT TECHNOLOGIES INCORPORATED




Date:  April 16, 1997             By:   ___Richard L. Cote_____________________
                                        Richard L. Cote
                                        Executive Vice President and
                                        Chief Financial Officer